SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  December 13, 1999



                               COMCAST CORPORATION
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             (Exact name of registrant as specified in its charter)


 Pennsylvania                        0-6983                         23-1709202
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(State or other                 (Commission file                  (IRS employer
jurisdiction of                      number)                      identification
incorporation)                                                          no.)



             1500 Market Street, Philadelphia, PA         19102-2148
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            (Address of principal executive offices)      (Zip Code)




        Registrant's telephone number, including area code (215) 665-1700
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

Item 5.   OTHER EVENTS

     On November 16, 1999, Comcast Corporation ("Comcast") entered into a definitive agreement to purchase Lenfest Communications, Inc. ("Lenfest") in exchange for approximately 116.0 million shares, subject to closing adjustments, of Comcast's Class A Special Common Stock, par value $1.00 per share (the "Lenfest Acquisition"). The Lenfest Acquisition is to be consummated pursuant to the terms of an Agreement and Plan of Merger, incorporated by reference herein, between Comcast, Comcast LCI Holding, Inc., a wholly owned subsidiary of Comcast, Lenfest and the Lenfest stockholders as named therein. The Agreement and Plan of Merger is attached hereto as Exhibit 10.1.

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

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (C)  Exhibits:

          10.1 Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 16, 1999, by and among Comcast Corporation ("Comcast"), Comcast LCI Holdings, Inc., a wholly owned subsidiary of Comcast, Lenfest Communications, Inc. ("Lenfest") and Lenfest's stockholders as named therein.


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

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 13, 1999                   COMCAST CORPORATION

                                             By: /s/ Joseph J. Euteneuer
                                                 -----------------------
                                                 Joseph J. Euteneuer
                                                 Vice President and
                                                 Corporate Controller

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
                                  EXHIBIT INDEX
                                  -------------
10.1 Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 16, 1999, by and among Comcast Corporation ("Comcast"), Comcast LCI Holdings, Inc., a wholly owned subsidiary of Comcast, Lenfest Communications, Inc. ("Lenfest") and Lenfest's stockholders as named therein.




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